Exhibit 10.29

**** INDICATES CONFIDENTIAL MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SEPARATELY WITH A REQUEST FOR CONFIDENTIAL TREATMENT.

OEM Processing and Sales Contract

Contract No.: 2010-JKZJXS-0901-01

This OEM Processing and Sales Contract (“Contract”) is entered into on July 29, 2010 (“Execution Date”) at Pudong District, Shanghai China, by and between:

(1)	The Buyer: SAINT-GOBAIN Building Distribution GmbH (hereinafter referred to as the “Buyer” or “Party A”)

Principal Address: Hanauer Landstrasse 150, 60314 Frankfurt, Germany

Tel.: 0049 69 40505 02

Fax: 0049 69 40505 333

(2)	The Seller: Jinko Solar Import and Export Co. Ltd. (hereinafter referred to as the “Seller” or “Party B”)

Principal Address: Xuri District, Shangrao Economic Development Zone, Jiangxi Province, P.R.C.

Tel: +86-793-8469699

Fax: +86-793-8461152

It is hereby agreed as follows:

1.	Definitions

1.1	“OEM Brand” means the brand, trademark, logo, symbol, label or any other marks under which the OEM Product shall be manufactured and delivered.

1.2	“OEM Products” means the products processed and delivered by the Seller under the brand “LUXRA” in accordance with this Contract.

1.3	“Products” means Photovoltaic Solar Modules with specification stipulated in this Contract which shall includes both the OEM Products and Jinko Products.

1.4	“Proforma Invoice” (hereinafter referred to as “PI”) means the written document prepared by the Seller indicating the detailed power, quantity, payment terms, prices and shipment date for each shipment.

2.	Duration of the Contract

This Contract shall be effective upon being signed and sealed by both parties. Unless the Contract is terminated in accordance with the Article 7, it will remain in full force and effect until Products are delivered and the Seller has received the payment in full amount in accordance with the Article 4.

3.	Purpose and Performance of the Contract

The Seller undertakes to manufacture and sell and the Buyer undertakes to purchase the Products for a total quantity amount to 50MW in accordance with Committed Quantity and price stipulated in the Article 4.2 of this Contract.

PI is used for the sole purpose of administration and information (such as import and export) to specify the exact power, quantity and shipment date of each shipment and the Contract is legally binding even without PI. Once the Seller issues the PI according to this Contract, the Buyer shall accept the delivery and make the payment according to Article 4.

The Buyer shall acknowledge receipt of the PI by signing and returning the PI to the Seller within 3 days upon its receipt. Failure of the Buyer to acknowledge receipt of the PI shall not affect the validity of this Contract or the obligations of the Buyer to take delivery of the shipments under the Contract. The consequence of the Buyer’s default is that the Seller is not responsible for the non-fulfillment of the quantities of the Contract and the Buyer cannot claim this missing quantity during the term of this Contract. The Buyer shall pay liquidated damages in accordance with Article 4.3.

All orders for the Products shall be in writing, specifying the quantity of the Products and the ETD, and forwarded to the Seller at least 30 days prior to the requested ETD. All orders shall be subject to acceptance by Seller and shall be subject exclusively to this Contract. This Contract shall not be modified or supplemented by any communication, order, or other document from the parties unless such communication is in writing, identified as an amendment to this Contract, and subsequently accepted in writing by two Parties.

4.	Implementing Provision

4.1 Specification of Products

JKM185M-72, JKM240M96, LUXRAPV72 185, LUXRAPV96 240

Dimension: JKM185M-72, LUXRAPV72 185: 1580*808*45mm

                             JKM240M-96, LUXRAPV96 240: 1575*1082*50mm

Power tolerance: 0% to +3%

Maximum system voltage DC 1000 Volts

The Seller shall provide a flash report of every single module evidencing the output power of each module.

During the term of the Contract, the Seller may, but is not obligated to, make use of improved technology to produce the Products so that the quality of the Products delivered as compared to the specifications mentioned in this Article such as, but not limited to, power, cells type, back sheet, 72-cell modules, 96-cell modules, junction box, and connectors, may be different but will not be worse.

4.2 Price and Quantity

Expected Time of Delivery (“ETD”)	Products	Committed Quantity (MW)	Price (USD/Wp) CIF Hamburg
****.2011		****	TBD
****.2011	****%—JKM185M-72	****
****.2011		****
****.2011	****%—JKM240M-96	****
****.2011		****
****.2011	****%—LUXRAPV72	****
****.2011	185	****
****.2011		****
****.2011	****%—LUXRAPV96	****
****.2011	240	****
****.2011		****
Total		50

The purchase price shall be negotiable and shall take into consideration the competitive situation in key markets and shall be conducted in good faith. The negotiations shall be initiated in December 2010 prior to each ETD month and the Parties shall use its best effort to reach the agreement on the purchase price. The Down Payment shall be offset in accordance with Article 4.3 of this Contract.

The purchase price for each shipment will be calculated based on the cumulative nominal power output of the solar modules as recorded on the PI.

Prices are based on CIF INCOTERMS 2000. The export port is Shanghai, China, and the destination port is Hamburg Germany.

4.3 Payment Terms

Down Payment in the amount of **** US dollar shall be paid by T/T within **** working days after the execution of this Contract, which shall be offset from the purchase price of the shipment with ETD in September, October and November 2011 in the amount of **** US dollar, ****US dollar, and ****US dollar, respectively. The Seller shall provide a bank guarantee letter for such down payment within three (3) working days upon receiving the down payment. The Seller shall be entitled to adjust the ETD and the Committed Quantity agreed in the Article 4.2, in case the Buyer delays the payment of the down payment.

The balance for the shipments with ETD in September, October and November 2011 shall be paid by T/T within **** days after the Buyer receiving the copy of the Bill of Lading,

For all other shipment without deductable down payment, the total purchase price shall be paid by T/T within **** days after the Buyer receiving the copy of the Bill of Lading.

****	Confidential material omitted and filed separately with the Commission.

If the Seller provides PI in accordance with the Contract, the Buyer shall make payment according to PI, otherwise the Buyer shall pay ****% of the due payment per week as liquidated damages. If the late payment lasts for more than **** weeks, the Seller shall be entitled to terminate this Contract and retain the unabsorbed Down Payment.

4.4 Shipment

The Products shall be shipped on or before the ETD agreed in the Article 4.2, only provided that all purchase price, including the down payment, has been paid by the Buyer according to Article 4.3 of this Contract.

The Buyer and the Seller agree on a grace period **** days for late shipment starting from the shipment date. After this delay, the Seller shall pay liquidated damages of ****% of the amount of the PI for the delayed Products per **** until the actual shipment date. Nevertheless, the maximum liquidated damages shall not exceed the ****% of the amount of the PI for such delayed Products.

Risk of loss and damage will be transferred from Seller to Buyer immediately after such Products has passed over the ship rail at the shipment port. However, the title to each shipment shall be passed to Buyer only after the payment for such shipment has been received in full.

4.5 Take or Pay

The purchase of the Committed Quantity is a “take or pay” obligation on the part of the Buyer such that Buyer is absolutely and irrevocably required to accept and pay for the Committed Quantity over the period at the price set forth in Article 4.2. In the event that Buyer fails to take any or all shipments of delivery of its Committed Quantity in a given year, Seller shall invoice Buyer at the end of the year the ****% of the yearly total committed amount. Buyer shall pay the difference within ten (10) days immediately after the invoice date. Payment of such amount shall be deemed to be liquidated damages for Buyer’s breach of its obligation to purchase the Committed Quantity.

4.6 Currency Fluctuation:

All currency exchange shall be the benchmark rate (price) listed from www.boc.cn on the day at the date of this Contract Should the exchange rate between the RMB and US Dollar fluctuate above or below a pre-established and agreed 1.5% of established base (1 USD=6.765 RMB), then the purchase price under the Contract shall be adjusted to reflect the corresponding rate change.

****	Confidential material omitted and filed separately with the Commission.

4.7 Seller’s Bank Account:

Bank Name INDUSTRIAL BANK CO., LTD., NANCHANG BRANCH

Address: 3/F,TIANHE BUILDING,119 DIESHAN ROAD,NANCHANG CITY,JIANGXI PROVINCE,CHINA

SWIFT: FJIBCNBA540

BENEFICIARY’s Name: JINKO SOLAR IMPORT AND EXPORT CO.,LTD.

BENEFICIARY’s Address: Xuri District,Shangrao Economic Development Zone, Jiangxi Province, CHINA

BENEFICIARY’s A/C: 502011400100004469

5.	OEM Provisions

5.1 OEM Brand

Both parties agree that the OEM Product shall be manufactured under the OEM Brand. Party A hereby grants to Party B a non-exclusive, non-transfer, royalty-free license to use the OEM Brand, and the Party A shall promptly provide samples, specifications and/or instructions thereof for the use of the OEM Brand to Party B.

5.2 Processing Standards

Party B shall manufacture the OEM Product in accordance with its own standard manufacturing specifications unless otherwise requested by Party A. In the event the Party A requests special manufacturing specifications for the OEM Product, Party A shall provide Party B with a written request for special manufacturing specifications, including a bill of materials (“BOM”) as well as quality control standards within fifteen (15) days after the Execution Date. The special manufacturing specifications shall be subject to Party B’s acceptance and shall come into effect only upon written confirmation by Party B.

Party B is solely responsible for the sourcing of all raw materials and any other supplies for the manufacturing of the OEM Product.

5.3 OEM Product Certification

Party A desire to obtain co-licenses of Party B’s Certifications IEC61215 and IEC61730 for the OEM Products and shall make the appropriate application at its own expense with Party B’s reasonable assistance. Party B shall not be required to identity the OEM Product as TÜV certified until Party B is in receipt of written proof of such co-license for the relevant OEM Product.

The Co-licenses are only applicable for the OEM Product by Party B. if Party A uses the co-licenses for any other products, Party B shall be entitled to ask the certification organization to cancel Party A’s co-licenses, and without limiting Party B’s right to be fully compensate for damages incurred against Party A, to forfeit the unabsorbed down payment paid by Party A.

The Party B’s co-licenses shall be effective during the term of this Contract and shall be terminated upon the termination of this Contract.

6.	Inspection/Claim/Warranty

6.1 Inspection

The Saint-Gobain China Sourcing office will be entitled to perform quality inspection during and before the delivery to provident quality issues. The Seller also accepts third party inspection from TÜV institution during the production and before delivery. All the cost relating to such on site inspection shall be solely borne by the Buyer. However, such inspection shall be conducted at least **** days before the ETD and shall be completed within **** calendar day. The Buyer shall notify the Seller the expected on site inspection date by **** working days prior notice which shall be subject to the written confirmation by the Seller. In case the Buyer refuse Seller’s on site inspection after such confirmation, the reasonable transportation cost (by train) shall be borne by the Buyer. Notwithstanding the foregoing, such on site inspection shall not interrupt the ordinary production and the shipment of the Products. The Seller is entitled to reject any on site inspection if the Seller, on its sole discretion, determines that the timely shipment of the product would be affected by such on site inspection. Further, any party who conduct such on site inspection shall sign a Confidential Agreement prepared by Seller before the conducting of such inspection and all the cost relating to such on site inspection shall be solely borne by the Buyer.

Within **** days after arrival of the Products at the port of destination, the Buyer shall conduct an inspection of the Products in respect of quality, specification and quantity. The Buyer shall make a claim for any non-conformity and quality defect within this period. The said shipment shall be deemed to have been delivered as ordered and the Products shall be deemed to conform to the agreed products specifications if the Buyer does not notify the Seller of the defect within **** days after the Products’ arrival at the port of destination.

6.2 Claim

If any of the Products delivered by the Seller under this Contract is defective or damaged in full or in part for the reason attributable to the Seller, the Buyer shall claim replacement of said defective or damaged Products within **** days calculating from arrival date at destination port by showing inspection report issued by public recognized inspecting institute selected and confirmed by both parties in advance. The Seller shall replace the defective or damaged Products thereafter.

6.3 Warranty

The warranty period for material defects and workmanship is 5 (five years) from the date of Shipment.

The warranty period with respect to power output continues for a total of 25 years from date of Shipment, the first 12 years at 90% rated power output at STC and up to 25 years at 80% rated power output at STC.

Other stipulation of warranty is included in Appendix 1- Limited Warranty Policy.

****	Confidential material omitted and filed separately with the Commission.

7.	Termination

Other than the Circumstance stipulated in the Article 4.3 Article 9 and Article 12, either party shall be entitled to terminate the Contract, if the other party is bankrupt, liquidated or insolvent.

8.	Confidentiality

Either party undertakes that it and its directors, officers, employees, representatives, agents, Contractors or affiliates will fully respect the confidentiality of internal business affairs of the other party. Each of the parties hereby undertakes to treat as confidential all information obtained from the other party or communicated to the receiving party pursuant to this Contract (or through discussions or negotiations prior to the Contract being entered into) or acquired in the performance of the Contract, and will not divulge such information to any person (except to its own employees and then only to employees who need to know the same) and will use such information solely in connection with performing its obligations under this Contract and not for its own benefit or for the benefit of any third party, provided that this Article shall not extend to information:

A.	which is rightfully in possession prior to the commencement of the negotiations resulting in the Contract; or,

B.	which is already public knowledge or becomes so at a further date (other than as a result of breach of this Article); or,

C.	which is communicated or disclosed to the receiving party by a third party lawfully in possession thereof and entitled to disclose it.

However one party or its affiliate (including parent company, branch or subsidiary) may disclose the content of this Contract if so required by local law or relative government where such party or its affiliate is located.

As required by the applicable securities laws and stock and securities regulatory authority, either party may file a copy of this Contract or disclose information regarding the provisions hereof or performance hereunder.

9.	Force Majeure

Neither party shall be liable for failure to perform its obligations under the Contract if such failure results from circumstances beyond such party’s reasonable control. Therefore, there is no right to claim any indemnification for such a Force Majeure event which includes fire, flood, typhoon, earthquake, strike and other unforeseeable and unavoidable events.

The affected party will notify the other party as soon as reasonably practicable after the Force Majeure event occurring, and use reasonable endeavors to mitigate the effect of the event and to put right the Force Majeure event as soon as possible.

In case, the Force Majeure occurrence continues for a prolonged period more than 10 weeks, then the Seller or the Buyer shall have the right to terminate the Contract.

10.	Governing Law

This Contract shall be construed under and governed by the German laws.

11.	Arbitration

All disputes in connection with this Contract or the execution thereof shall be settled through amicable negotiations. In cases no settlement can be reached, the case may then be submitted for arbitration to the ARBITRATION INSTITUTE OF THE STOCKHOLM CHAMBER OF COMMERCE in accordance with the procedures promulgated by the said Arbitration Commission. The decision of the arbitration tribunal shall be final and binding upon both parties; neither party shall seek recourse to a court of law or other authorities to appeal for a revision of the decision. The arbitration fee shall be borne by the losing party.

12.	Liabilities

The Seller limits the liability in respect of any loss or damage whether to property or otherwise, or death or injury to persons arising out of or in connection with the supply of the Products to a maximum indemnity equivalent to the value of the Products.

In no event will any party be liable to the other party for loss of profits or for any indirect, incidental, consequential, special, or exemplary damages arising from the breach of this Contract regardless of the type of claim and even if that party has been advised of the possibility of such damages.

Based on the requirement of Seller’s commercial strategy, Buyer warrants that it shall not resell Seller’s Product into the country of Israel, failing of which Buyer shall be fully responsible for all of loss of Seller.

Buyer shall be responsible for any loss arising from its failure upon timely receipt of the Product of Seller at the destination port.

In case that any party terminates the Contract unilaterally, the breaching party shall pay liquidated damages equal to ****% of the Contract amount to non-breaching party without limiting the non-breaching party’s other rights under the Contract.

****	Confidential material omitted and filed separately with the Commission.

Without prejudice of the generality of the foregoing, in case the Buyer fails to make the down payment in accordance with Article 4.3 of this Contract, the Seller will be entitled to terminate the Contract immediately and a ****% of the total contract price shall be paid by the Buyer to the Seller as the liquidated damages.

Unless the Contract is terminated by the Buyer according to article 7 of the Contract, the Buyer shall complete the total Committed Quantity and pay the price accordingly in accordance with the Article 4, otherwise, the Seller will be entitled to terminated this contract immediately without refunding the unabsorbed down payment and the Buyer shall pay the liquidated damages amount to ****% of the total price of the Committed Quantity.

13.	Exclusivity

During the term of this Contract, Party A agrees to engage Party B for the manufacture and processing of the OEM products on an exclusive basis, provided that Party B could complete the delivery of sufficient quantities as stipulated in the Article 4.2. This Exclusivity shall be only applicable to the 50 MW sell and purchased under this Contract.

14.	Variation

No amendment to or variation of this Contract shall be effective unless made in writing and signed by the duly authorized representatives of both parties hereto.

15.	Assignment

Each party shall not in whole or in part, assign, sell, mortgage its interests or rights under this Contract to any third party unless the other party has provided prior written notice of such intention to this party.

16.	Notices

•	All notice shall be written in English and served to the other party by e-mail, fax or courier to the addresses as provided on first page of this Contract.

•	If any changes of the addresses occur, the party, whose address has been changed, shall inform the other party of the change of its address within 10 days after the change.

•	Any kind of unilateral modification by hand writing or erasure other than printing words to this Contract shall be deemed as invalid unless both sides sign and chop on such part.

17.	Third Party

Nothing in this Contract is intended to confer on any person who is not a party hereto any right to enforce any term of this Contract.

****	Confidential material omitted and filed separately with the Commission.

18.	Severance

If for any reason any provision contained in the Contract is declared illegal void or unenforceable, all other provisions contained in the Contract shall not be affected and accordingly shall remain in full force and effect.

19.	Language

This Contract is drafted in Chinese and English. In case of any discrepancy between the two versions, the English version shall prevail. This contract is executed in duplicate. Each party holds one version with the same effectiveness.

20.	Appendixes

Any Appendix of this Contract listed below constitutes part of this Contract. If there is any conflict between this Contract and the Appendixes, the content of this main Contract shall prevail.

IN WITNESS WHEREOF, the parties have signed this Contract as of the date first set forth above.

Signature and sealed:

/s/ Jinko Solar Import and Export Co., Ltd.
/s/ Xiande Li
/s/ Christian Rotthaus
For and on behalf of	For and on behalf of
Jinko Solar Import and Export Co., Ltd.	SAINT-GOBAIN Building Distribution GmbH

Appendix 1        Limited Warranty Policy—Jinko Warranty

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